EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in ValueStar Corporation's Registration Statement on Form S-8, of our report on the audits of the consolidated financial statements of ValueStar Corporation as of and for the years ended June 30, 2000 and 1999. Our report, which is dated August 3, 2000, except for Note 15, which was dated September 22, 2000, appears in the Annual Report on Form 10-KSB of ValueStar Corporation for the year ended June 30, 2000.


                                          /s/ MOSS ADAMS LLP


Santa Rosa, California
January 9, 2001